Exhibit 99.1

FOR IMMEDIATE RELEASE

Citrix Announces Cooperation Agreement With Elliott Management

Santa Clara, Calif. – July 28, 2015 – Citrix Systems, Inc. (NASDAQ: CTXS) today announced that it has entered into a cooperation agreement with Elliott Management Corporation (“Elliott”), an investment firm whose affiliated funds own approximately 7.5 percent of the company’s common stock.

As part of the agreement, Elliott’s Jesse Cohn has been appointed to the Citrix board of directors to replace Asiff Hirji who has decided to step down from the company’s board, effective immediately. In addition, as part of its continuing board evolution process, the company will commence a search for an additional independent board member, mutually agreeable to Citrix and Elliott, who will replace a current board member when appointed. In addition, Elliott and certain of its affiliates have agreed to customary standstill, voting and other provisions for a period of at least a year.

In a separate press release issued today, Citrix announced that its board of directors has formed an operations committee, which will work closely with the company’s management team on a comprehensive operational review focusing on improving Citrix’s margins, profitability and capital structure. The operations committee will be comprised of four directors, including Jesse Cohn and the mutually-agreed-upon new independent director. The operations committee will be led by current Citrix director Robert Calderoni, who will also assume the role of executive chairman of the Citrix board. Thomas Bogan, Citrix’s current chairman, will assume the role of lead independent director of the Citrix board.

“We believe the addition of new and fresh perspectives to our board will ensure Citrix continues to lead in application networking and virtualization markets,” said Thomas Bogan, lead independent director for Citrix. “On behalf of the board, I want to thank Asiff Hirji for his distinguished service to Citrix, guiding and advising the company through many years of growth.”

“We appreciate Citrix’s constructive approach and are pleased to have worked collaboratively with the board and management team to reach this cooperation agreement,” said Jesse Cohn, senior portfolio manager at Elliott Management. “We first invested in Citrix because we saw a substantial value creation opportunity for the company and its shareholders. We are confident that the initiatives announced today and the addition of new directors to the company’s board will allow Citrix to build upon its position as an innovative industry leader, and to drive significant shareholder value. We look forward to remaining a shareholder and working closely with the company towards our mutual goal of positioning Citrix for success and value creation.”

The full cooperation agreement between Citrix and Elliott will be filed on a Form 8-K with the Securities and Exchange Commission.

Qatalyst Partners and Goldman, Sachs & Co. are serving as financial advisors to Citrix and Goodwin Procter LLP is serving as legal counsel.

About Jesse Cohn

Jesse Cohn is a senior portfolio manager and head of US Equity Activism at Elliott Management Corporation, a $27 billion investment firm. Cohn joined Elliott in 2004 and manages both public and private investments for the firm. He currently sits on the Boards of Directors of MSC Software, BMC Software (observer), E2Open, Mitchell International (observer) and Ark Continuity. Cohn is also a frequent speaker on activism and governance-related topics and is a member of the Advisory Board at the Harvard Law School Program on Corporate Governance. Prior to working at Elliott, Cohn was an analyst in the mergers and acquisitions group of Morgan Stanley. He earned his Bachelor of Science in Economics from the University of Pennsylvania’s Wharton School of Business, from which he graduated summa cum laude.

About Robert M. Calderoni

Robert M. “Bob” Calderoni has served as a director on the Citrix Board of Directors since June 2014. He is also a member of the board of directors of Juniper Networks and KLA Tencor. Mr. Calderoni previously served as Chairman and Chief Executive officer of Ariba, Inc., from 2001 until it was sold to SAP in October 2012. Following the acquisition, Mr. Calderoni remained CEO of Ariba and was also appointed a member of the global managing board at SAP AG between 2012 and 2014. Prior to his role as CEO of Ariba, Mr. Calderoni served as the company’s Chief Financial Officer from January 2001 to October 2001. Prior to joining Ariba in January 2001, Mr. Calderoni served as CFO at Avery Dennison Corporation, Senior Vice President of Finance at Apple, and Vice President of Finance at IBM. Mr. Calderoni received a Bachelor of Science Degree in Accounting and Finance from Fordham University.

About Thomas F. Bogan

Tom Bogan has served as a director of Citrix since January 2003 and as Chairman of the Board of Directors since May 2005. Since January 2015, Mr. Bogan has served as Chief Executive Officer of Adaptive Insights, a provider of cloud-based performance management solutions. He previously served as a member of the Board of Directors of each of PTC, a publicly-traded company that develops, markets and supports product development software solutions, and Rally Software Development Corp., a publicly traded provider of cloud-based solutions for managing Agile Software Development, until its acquisition by CA Technologies in July 2015. He is currently a member of the Board of Directors at Apptio and Acquia, leading SaaS software companies. Mr. Bogan was a Partner at Greylock Partners, a venture capital firm from 2004 until 2009. From 1997 to 2003, Mr. Bogan served in a variety of positions with Rational Software Corporation, a software company acquired by IBM Corporation in 2003, including President and Chief Operating Officer from 2000 to 2003 and Senior Vice President and Chief Operating Officer from 1999 to 2000. Mr. Bogan graduated from Stonehill College with a B.S.B.A. Degree in Accounting.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2014 of $3.14 billion, Citrix solutions are in use at more than 400,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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For media inquiries, contact:

Eric Armstrong

Citrix Systems, Inc.

(954) 267-2977

eric.armstrong@citrix.com

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank

(212) 355-4449

Eric Brielmann or Jed Repko

(415) 869-3950

For investor inquiries, contact:

Eduardo Fleites

Citrix Systems, Inc.

(954) 229-5758

eduardo.fleites@citrix.com